EXHIBIT 1

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of Movella Holdings Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Date: February 17, 2023.

Kleiner Perkins Caufield & Byers XIII, LLC, a Delaware limited liability company

By KPCB XIII Associates, LLC, a Delaware limited liability company its Managing Member

By:	/s/ Susan Biglieri
Susan Biglieri
Chief Financial Officer

KPCB XIII ASSOCIATES, LLC, a Delaware limited liability company

By:	/s/ Susan Biglieri
Susan Biglieri
Chief Financial Officer